                                                                    EXHIBIT 10.1

                                 FIRST AMENDMENT
                             TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of June 30, 2000


      This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 30, 2000 (this "First Amendment") is among CORE, INC., a Massachusetts corporation (the "Borrower"), FLEET NATIONAL BANK ("Fleet"), UNION BANK OF CALIFORNIA ("Union Bank" and, collectively with Fleet, the "Banks"), and FLEET NATIONAL BANK, as agent for the Banks (when acting in such capacity and not as one of the Banks, the "Agent").

      PRELIMINARY STATEMENTS. Fleet and the Borrower entered into a Credit Agreement dated as of August 31, 1998, which Credit Agreement was amended by a First Amendment to the Credit Agreement dated as of December 31, 1998, a Second Amendment to the Credit Agreement dated as of February 19, 1999, and a Third Amendment to the Credit Agreement dated as of April 27, 1999, and amended and restated by an Amended and Restated Credit Agreement dated as of February 28, 2000 (as so amended, the "Existing Credit Agreement"). The Borrower has now requested that the Banks and the Agent amend the Existing Credit Agreement to provide for (a) a reduction in the amount of each Bank's Commitment to an aggregate amount of $6,000,000 and (b) the extension of a Term Loan in the aggregate principal amount of $14,500,000, the proceeds of which shall be used to retire a portion of those Revolving Loans which are currently outstanding. The Banks and the Agent have agreed to such request upon certain terms and conditions.

      NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Borrower, the Agent and the Banks agree as follows:

      Section 1.1 AMENDMENTS TO THE EXISTING CREDIT AGREEMENT. Effective as of the effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Existing Credit Agreement is amended as follows:

            (a) SECTION 1.1 (DEFINITIONS) of the Existing Credit Agreement is amended as follows:

                  (i) The definition of "Applicable Interest Rate" is hereby deleted and replaced with the following:

      "Applicable Interest Rate" means (a) with respect to any Revolving Loan, the Base Rate or Eurodollar Rate for such Revolving Loan, plus the Applicable Margin, (b) with respect to any portion of the Term Loan which bears interest at the Base Rate, the Base Rate plus the Applicable Margin, and (c) with respect to any portion of the Term Loan which bears interest at the Eurodollar Rate, the Eurodollar Rate plus the Applicable Margin.

                  (ii) The definition of "Base Rate Loan" is hereby deleted and replaced with the following:

      "Base Rate Loan" means (a) with respect to the Revolving Loans, a Revolving Loan which bears interest at the Base Rate, plus the Applicable Margin, and (b) with respect to the Term Loan, any portion of the Term Loan which bears interest at the Base Rate, plus the Applicable Margin.

                  (iii) The definition of "Continue", "Continuation", and "Continued" is hereby deleted and replaced with the following:

      "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Sections 2.5 or 2.6 hereof of a Eurodollar Rate Loan from one Interest Period to the next Interest Period.

                  (iv) The definition of "Convert", "Conversion" and "Converted" is hereby deleted and replaced with the following:

      "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Sections 2.5 or 2.6 hereof of Base Rate Loans into Eurodollar Rate Loans or of Eurodollar Rate Loans into Base Rate Loans.

                  (v) The definition of "Debt Service Coverage Ratio" is hereby deleted and replaced with the following:

      "Debt Service Coverage Ratio" at the end of any fiscal quarter means the ratio of (a) the consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) to (b) the sum of (i) total Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the immediately succeeding four fiscal quarters (beginning on such date), plus (ii) scheduled principal payments on the Term Loan for the immediately succeeding four fiscal quarters (beginning on such date). For purposes of clause (b)(i) above, Interest Expense shall be calculated on the assumption that, (x) with respect to the Revolving Loans, at the Borrower's election, either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of six (6) months for the full amount of the Commitment will be outstanding for the succeeding four fiscal quarters, (y) with respect to any portion of the Term Loan which the Borrower has elected to have treated as a Eurodollar Rate Loan, that such Eurodollar Rate Loan will have an Interest Period of six (6) months and will remain outstanding for the succeeding four fiscal quarters and (z), with respect to the Revolving Loans and the Term Loan, the Base Rate or Eurodollar Rate, as the case may be, in effect on such date will remain in effect during such period.

                  (vi) The definition of "EBITDA" is hereby deleted and replaced and replaced with the following:

      "EBITDA" means, with respect to any Person, for any period, an amount equal to Net Income for such period, plus (without duplication to the extent deducted in determining Net Income) the sum of (a) Interest Expense for such period, plus (b) income tax expense deducted in determining Net Income for such period, plus (c) depreciation for such period, plus (d) amortization for such period, all of which shall be determined in accordance with GAAP; PROVIDED, HOWEVER, that (1) for purposes of testing the covenants in Sections 6.11, 6.12 and 6.13, the following shall be added to Net Income with respect to the fiscal quarter ended June 30,

1998: write-off of goodwill in the amount of $4,085,449, arbitration costs in the amount of $736,009 and certain non-recurring charges in the amount of $114,277, (2) for purposes of testing the covenants in Sections 6.11, 6.12, 6.13 and 6.16, the amount of any Restructuring Charges not exceeding $1,500,000 in the aggregate for such quarters shall be added to Net Income with respect to the fiscal quarters ended September 30, 1998 and December 31, 1998, and (3) for purposes of testing the covenants in Sections 6.11, 6.12 and 6.13, settlement charges in the amount of $1,700,000 with respect to the TCM Services, Inc. arbitration shall be added to Net Income with respect to the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

                  (vii) The definition of "Eurodollar Rate" is hereby deleted and replaced with the following:

      "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, with respect to the Revolving Loans, and for the Interest Period for each portion of the Term Loan which the Borrower elects to bear interest at the Eurodollar Rate, with respect to the Term Loan, the rate per annum (rounded upward to the nearest whole multiple of 1/32 of 1% per annum) publicly designated by the Agent as its Eurodollar Rate and determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Rate Loan; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

      If both the Telerate and Reuters system are unavailable, then the rate for the date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Rate Loans as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that a Eurodollar Rate cannot be determined.

      In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to "LIBOR" deposits, then for any period during which such

Reserve Percentage shall apply, the Eurodollar Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

                  (viii) The definition of "Eurodollar Rate Loan" is hereby deleted and replaced with the following:

      "Eurodollar Rate Loan" means (a) with respect to the Revolving Loans, a Revolving Loan which bears interest at the Eurodollar Rate, plus the Applicable Margin, and (b) with respect to the Term Loan, any portion of the Term Loan which the Borrower has elected to have bear interest at the Eurodollar Rate, plus the Applicable Margin.

                  (ix) The definition of "Fixed Charge Coverage Ratio" is hereby deleted and replaced with the following:

      "Fixed Charge Coverage Ratio" at the end of any fiscal quarter means the ratio of (a) the sum of (i) the consolidated EBITDA of the Borrower and all Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) and (ii) rental payments (other than the interest component of rental payments under Capital Leases included in Interest Expense) under all leases of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) to (b) total Fixed Charges of the Borrower and its Subsidiaries on a consolidated basis for the immediately succeeding four fiscal quarters (beginning on such date). For purposes of clause (b) above, the Interest Expense component of Fixed Charges shall be calculated on the assumption that, (x) with respect to the Revolving Loans, at the Borrower's election, either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of six (6) months for the full amount of the Commitment will be outstanding for the succeeding four fiscal quarters, (y) with respect to any portion of the Term Loan which the Borrower has elected to have treated as a Eurodollar Rate Loan, that such Eurodollar Rate Loan will have an Interest Period of six (6) months and will remain outstanding for the succeeding four fiscal quarters and (z), with respect to the Revolving Loans and the Term Loan, the Base Rate or Eurodollar Rate, as the case may be, in effect on such date will remain in effect during such period.

                  (x) The definition of "Interest Coverage Ratio" is hereby deleted and replaced with the following:

      "Interest Coverage Ratio" at the end of any fiscal quarter means the ratio of (a) the consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) to (b) total Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the immediately succeeding four fiscal quarters (beginning on such date). For purposes of clause (b) above, Interest Expense shall be calculated on the assumption that, (x) with respect to the Revolving Loans, at the Borrower's election, either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of six (6) months for the full amount of the Commitment will be outstanding for the succeeding four fiscal quarters, (y) with respect to any portion of the Term Loan which the Borrower has elected to have treated as a Eurodollar Rate Loan, that such Eurodollar Rate Loan will have an Interest Period of six (6) months and will remain outstanding for the succeeding four fiscal quarters and (z), with respect to the Revolving Loans and the Term Loan, the Base Rate or Eurodollar Rate, as the case may be, in effect on such date will remain in effect during such period.

                  (xi) The definition of "Interest Period" is hereby deleted and replaced with the following:

      "Interest Period" means (a) for each Eurodollar Rate Loan comprising part of the same Borrowing, with respect to the Revolving Loans, and for each portion of the Term Loan which the Borrower elects to have bear interest at the Eurodollar Rate, with respect to the Term Loan, the period commencing on the date of such Eurodollar Rate Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the numerically corresponding day of the last month of the period selected by the Borrower pursuant to the following provisions: the duration of each Eurodollar Rate Loan Interest Period shall be one (1), three (3) or six (6) months, in each case as the Borrower may select, and (b) for each Base Rate Loan comprising part of the same Borrowing, with respect to the Revolving Loans, and for each portion of the Term Loan which bears interest at the Base Rate, with respect to the Term Loan, the period commencing on the date of such Base Rate Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the ninetieth
(90th) day after the date of such Base Rate Loan or the last day of the preceding Interest Period, as the case may be; PROVIDED, HOWEVER, that:

                        (a) with respect to the Revolving Loans, all Eurodollar Rate Loans or comprising part of the same Borrowing shall be of the same duration;

                        (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                        (c) each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the applicable subsequent calendar month) shall end on the last Business Day of the applicable subsequent month; and

                        (d) no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date, and no Interest Period for the Term Loan shall extend beyond the Term Loan Maturity Date.

                  (xii) The definition of "Lending Office" is hereby deleted and replaced with the following:

      "Lending Office" means, for each Bank and for the Term Loan and each type of Revolving Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such Term Loan and such type of Revolving Loan on
SCHEDULE 1.1 or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the

Borrower as the office through which the Term Loan and its Revolving Loans of such type are to be made and maintained.

                  (xiii) The definition of "Loan Documents" is hereby deleted and replaced with the following:

      "Loan Documents" mean, collectively, this Agreement, the Revolving Notes, the Term Notes, the CORE Pledge Agreement, the CORE Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Trademark Security Agreement the Warrant and the Registration Rights Agreement and any other documents, agreements and instruments now or hereafter executed in connection herewith or contemplated hereby.

                  (xiv) The definition of "Required Banks" is hereby deleted and replaced with the following:

      "Required Banks" means, at any time, Banks holding sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated, Banks holding sixty-six and two-thirds percent (66 2/3%) of the sum of (a) the aggregate principal amount of the Revolving Loans outstanding and (b) that portion of the Term Loan which remains outstanding.

                  (xv) The definition of "Revolving Loan Termination Date" is hereby deleted and replaced with the following:

      "Revolving Loan Termination Date" means December 31, 2004.

                  (xvi) The following definition of "Term Loan" is hereby added:

      "Term Loan" means the term loan made by the Banks pursuant to Section 2.5.

                  (xvii) The following definition of "Term Loan Eurodollar Election" is hereby added:

      "Term Loan Eurodollar Election" means the certificate, in the form of EXHIBIT L hereto, to be delivered by the Borrower to the Agent and shall include any accompanying certifications or documents.

                  (xviii) The following definition of "Term Loan Maturity Date" is hereby added:

      "Term Loan Maturity Date" means December 31, 2004.

                  (xix) The following definition of "Term Notes" is hereby added:

      "Term Notes" means the promissory notes of the Borrower, in the form of EXHIBIT K hereto, evidencing the Term Loan made by the Banks hereunder, including any partial or total amendment, restatement, replacement, extension or substitution of or for such Term Notes.

            (b) SECTION 2.5 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

      Section 2.5. THE TERM LOAN.

      (a) Subject to the terms and conditions of this Agreement, the Banks severally agree to extend a term loan to the Borrower (hereinafter collectively referred to as the "Term Loan") in the aggregate principal amount of Fourteen Million Five Hundred Thousand Dollars ($14,500,000), with each Bank to lend a pro rata portion of such amount based upon the "Percentage of Aggregate Commitments" listed for such Bank on Schedule 1.1 hereto. The Term Loan shall be advanced to the Borrower in a single disbursement, with such disbursement to be made as of the Amendment Effective Date. The proceeds of the Term Loan shall be used by the Borrower to repay a portion of the Revolving Loans currently outstanding.

      (b) The Term Loan shall be evidenced by a single promissory note in favor of each Bank in the form of EXHIBIT K, dated as of the Amendment Effective Date, and duly completed and executed by the Borrower. Principal payments shall be payable on the Term Loan in accordance with the following schedule:


                    DATE                             PRINCIPAL PAYMENT DUE
                    ----                             ---------------------
             September 30, 2000                            $750,000
             December 31, 2000                             $750,000
               March 31, 2001                              $750,000
               June 30, 2001                               $750,000
             September 30, 2001                            $750,000
             December 31, 2001                             $750,000
               March 31, 2002                              $750,000
               June 30, 2002                               $750,000
             September 30, 2002                            $750,000
             December 31, 2002                             $750,000
               March 31, 2003                              $750,000
               June 30, 2003                               $750,000
             September 30, 2003                            $750,000
             December 31, 2003                             $750,000
               March 31, 2004                             $1,000,000
               June 30, 2004                              $1,000,000
             September 30, 2004                           $1,000,000
             December 31, 2004                            $1,000,000

      (c) The Term Loan shall be treated as a Base Rate Loan hereunder, PROVIDED that, subject to the terms and conditions hereof, the Borrower may elect amounts of the Term Loan, each such amount to be equal to $250,000 or any greater amount which is an integral multiple thereof, for treatment as a Eurodollar Rate Loan for an available Interest Period selected by the Borrower, PROVIDED FURTHER that such amounts may not exceed, in the aggregate, the principal amount of the Term Loan scheduled to be outstanding as of the end of the desired Interest Period, after taking into account the principal payments required under Section 2.5(b).

      To elect such treatment, the Borrower shall give the Agent a Term Loan Eurodollar Election, in the form of EXHIBIT L hereto, prior to 11:00 a.m. (California time), on the date at least three (3) Business Days prior to the first day of the Interest Period for which the Borrower desires to treat all or a portion of the Term Loan as a Eurodollar Rate Loan, specifying:

                  (i) the amount of the Term Loan that the Borrower wishes to borrow on, Convert to or Continue as a Eurodollar Rate Loan; and

                  (ii)  the Interest Period to be applicable thereto,

PROVIDED, that the Borrower shall not be entitled to (A) treat any portion of the Term Loan as a Eurodollar Rate Loan (including the Continuation of a prior election for such treatment as a Eurodollar Rate Loan into a subsequent Interest Period) if at the time there exists a Default or an Event of Default, or (B) request any Interest Period which would extend beyond the Term Loan Maturity Date.

      Unless the Borrower, at least three Business Days prior to the end of an Interest Period for which the Borrower has elected to treat all or a portion of the Term Loan as a Eurodollar Rate Loan, gives the Agent a Term Loan Eurodollar Election specifying that it desires to Continue to treat such portion of the Term Loan as a Eurodollar Rate Loan for a subsequent Interest Period in accordance with the procedure set forth above, the treatment of such portion of the Term Loan shall automatically revert to a Base Rate Loan. There shall not be more than four (4) Interest Periods relating to the Term Loan outstanding at any time.

            (c) SECTION 2.7(b) of the Existing Credit Agreement is hereby deleted and replaced with the following:

      (b) The Borrower may, upon at least three (3) Business Days' notice to the Agent, prepay the Eurodollar Rate Loans (including Revolving Loans made as Eurodollar Rate Loans and any portion of the Term Loan which the Borrower may elect to have treated as a Eurodollar Rate Loan), in whole at any time or from time to time in part, by paying the principal amount being prepaid together with
(i) accrued interest thereon to the date of prepayment and (ii) if such prepayment occurs on a date that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, any amounts as shall be sufficient (in the reasonable opinion of the Banks) to compensate each Bank for any reasonable losses, costs or expenses (excluding any losses of anticipated profit), as certified by such Bank (such certification setting forth the basis for such compensation), which such Bank may reasonably incur as a result of such prepayment, including without limitation, any loss, cost or expense incurred by reason of funds liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Eurodollar Rate Loan and any administrative costs, expenses or charges of such Bank as a result thereof.

      Without limiting the effect of the preceding sentence, compensation shall include a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period of the Revolving Loan (or such portion of the Term Loan which the Borrower has elected to treat as a Eurodollar Rate Loan) as to which the prepayment is made, shall be subtracted from the Eurodollar Rate for such Interest Period in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the Interest Period as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Agent upon payment of such Eurodollar Rate Loan. If by reason of an Event of Default, the Required Banks elect to declare the Revolving Notes and the Term Notes to be immediately due and payable, then any yield maintenance fee with respect to a Eurodollar Rate Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

            (d) SECTION 2.8 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 2.8. INTEREST ON THE REVOLVING LOANS AND THE TERM LOAN.

      (a) Each Base Rate Loan (including those Revolving Loans made as Base Rate Loans and any portion of the Term Loan which is treated as a Base Rate Loan hereunder) shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day, plus the Applicable Margin. Interest shall be payable on the last day of the Interest Period applicable thereto. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is three hundred sixty (360).

      (b) Each Eurodollar Rate Loan (including those Revolving Loans made as Eurodollar Loans and any portion of the Term Loan which the Borrower elects to have treated as a Eurodollar Loan hereunder) shall bear interest on the unpaid principal amount thereof, for each day from the date such Eurodollar Rate Loan is made until it becomes due, at a rate per annum equal to the Eurodollar Rate for the relevant Interest Period, plus the Applicable Margin. Interest shall be payable on the last day of the Interest Period applicable thereto; PROVIDED, that if such Interest Period is longer than ninety (90) days, interest shall be payable every ninety (90) days and on the last day of such Interest Period. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is three hundred sixty (360).

      (c) Overdue principal of, and to the extent permitted by law, interest on each Revolving Loan and the Term Loan shall bear interest for each day until paid at a rate per annum equal to the Default Rate.

            (e) SECTION 2.10 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 2.10. PRO RATA TREATMENT AND PAYMENTS GENERALLY. Each payment by the Borrower on account of the principal of and interest on the Term Loan and on the Revolving Loans, and any reduction of the Commitments of the Banks, shall be payable to the Banks on a pro rata basis. All payments under this Agreement shall be made in Dollars in immediately available funds not later than 1:00 p.m. (Massachusetts time) on the due date (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day) to the Agent at its address set forth on the signature pages hereof or at such other address as it may hereafter designate by notice to the Borrower and the Banks for the account of the Lending Office of each Bank specified by such Bank on SCHEDULE 1.1 HERETO. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If such payment is not made available by the Agent to any Bank within one (1) Business Day of the Agent's receipt of payment from the Borrower, such Bank shall be entitled to recover such amount from the Agent with interest thereon at a rate per annum equal to the Base Rate. The Borrower shall, at the time of making each payment under this Agreement, specify to the Agent the principal or other amount payable by the Borrower under this Agreement to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion). The Borrower authorizes the Agent to charge any account maintained by the Borrower at the Agent to satisfy the Borrower's payment obligations hereunder. If any account is so charged on the due date, the payment shall be deemed to have been timely made. If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of such payment; PROVIDED that, if such extension would cause the last day of an Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day.

            (f) SECTION 2.11 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 2.11. CAPITAL ADEQUACY. If after the date hereof, either (i) the introduction of, or any change in, or in the interpretation or enforcement of, any law, regulation, order, ruling, interpretation, directive, guideline or request or (ii) the compliance with any order, ruling, interpretation, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof (including, in any event, any law, regulation, order, ruling, interpretation, directive, guideline or request contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulation and Supervisory Practices) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank reasonably determines that the amount of such required or expected capital is increased by or based upon the existence of such Bank's Term Loan hereunder, such Bank's Revolving Loans hereunder or such Bank's commitment to lend hereunder, then, upon demand by such Bank, through the Agent, the Borrower shall be liable for, and shall pay to such Bank, within thirty (30) days following demand from time to time by the Bank, through the Agent, additional amounts sufficient to compensate such Bank in the light of such circumstances for the effects of such law, regulation, order, ruling, interpretation, directive, guideline or request, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Term Loan hereunder, such Bank's Revolving Loans hereunder or of such Bank's commitment to lend hereunder. A certificate substantiating such amounts and identifying the event giving rise thereto, which shall be submitted to the Borrower by such Bank, through the Agent, at the time of its demand for such compensation, shall be conclusive, absent demonstrable error. Each Bank shall promptly notify the Borrower, through the Agent, of any event of which it has knowledge occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section, and each Bank shall take any reasonable action available to it consistent with its internal policy and legal and regulatory restrictions (including the designation of a different Lending Office, if any) that will avoid the need for, or reduce the amount of, such compensation and will not in the reasonable judgment of such Bank be otherwise disadvantageous to such Bank.

            (g) SECTION 2.13 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 2.13. ILLEGALITY. (a) Notwithstanding any other provision of this Agreement, if after the date hereof the introduction of, or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Bank or its Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder, then, on notice thereof by such Bank, through the Agent, to the Borrower, (i) the obligation of such Bank to make Eurodollar Rate Loans shall terminate (and such Bank shall make all of its Revolving Loans as Base Rate Loans and no portion of the Term Loan shall be treated as a Eurodollar Rate Loan notwithstanding any election by the Borrower to have such Bank make Eurodollar Rate Loans) and (ii) if legally permissible, at the end of the current Interest Period for such Eurodollar Rate Loans, and otherwise five (5) Business Days after such notice and demand, all Eurodollar Rate Loans of such Bank then outstanding will automatically convert into Base Rate Loans; PROVIDED, HOWEVER, that before making any such demand, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Bank or its Lending Office to continue to perform its obligations to make Eurodollar Rate Loans and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate describing such introduction or change in or in the interpretation or enforcement of such law, regulation, order, ruling, directive, guideline or request, which shall be submitted to the Borrower by such Bank, through the Agent, at the time of its demand, shall be conclusive evidence of such introduction, change, interpretation or enforcement, absent demonstrable error. Each of the Banks and the Borrower agree to negotiate in good faith in order to agree upon a mutually acceptable mechanism to provide that Eurodollar Rate Loans made by any Bank as to which the foregoing conditions occur shall convert into Base Rate Loans.

      (b) Notwithstanding any other provision of this Agreement, if after the date hereof the Agent determines that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Rate Loans and as a result the Agent ceases to make Eurodollar Rate Loans or comparable loans generally available to other customers, then, on notice thereof by the Agent to the Borrower, (i) the obligation of the Banks to make Eurodollar Rate Loans shall terminate (and the Banks shall make all Revolving Loans as Base Rate Loans and no portion of the Term Loan shall be treated as a Eurodollar Rate Loan notwithstanding any election by the Borrower to have the Banks make Eurodollar Rate Loans). A certificate describing such event submitted to the Borrower by the Agent shall be conclusive evidence of such event, absent manifest error.

            (h) SECTION 2.15 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 2.15. COMPUTATIONS. All computations of interest and like payments hereunder on the Revolving Loans and the Term Loan shall, in the absence of clearly demonstrable error, be considered correct and binding on the Borrower and the Banks, unless within thirty (30) Business Days after receipt of any notice by the Agent of such outstanding amount, the Borrower or any Bank notifies the Agent in writing to the contrary.

            (i) SECTION 2.16 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 2.16. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Term Loan or the Revolving Loans made by it (other than pursuant to Sections 2.11,.2.12, 2.13 or 2.14) in excess of its ratable share of payments on account of the outstanding amount of the Term Loan and/or the outstanding Revolving Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Term Loan and/or the Revolving Loans made by them as shall be necessary to cause such Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

            (j) SECTION 4.1 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 4.1. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. The Borrower and each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect. The Borrower has all requisite power and authority to execute and deliver and to perform this Agreement, the Term Notes, the Revolving Notes and the other Loan Documents to which it is a party, to borrow hereunder and to grant the Liens pursuant to the Security Documents to which it is a party and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Term Notes and the Revolving Notes, the grant of the Liens pursuant to the Security Documents to which it is a party and the execution, delivery and performance of this Agreement, the Term Notes, the Revolving Notes and each other Loan Document to which it is a party. Each Subsidiary has all requisite power and authority to execute and deliver the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the grant of the Liens pursuant to the Security Documents to which it is a party and the execution, delivery and performance of each Loan Document to which it is a party.

            (k) SECTION 4.22 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 4.22. USE OF PROCEEDS. The Borrower shall use the proceeds of any Revolving Loans made on or after the Amendment Effective Date for general corporate purposes of the Borrower, and shall use the proceeds of the Term Loan to repay a portion of the outstanding Revolving Loans. No part of such proceeds shall be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) in violation of Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock".

            (l) SECTION 5.12 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 5.12. USE OF PROCEEDS. Use the proceeds of the Term Loan and the Revolving Loans only for the purposes described in Section 4.22.

            (m) SECTION 5.14 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 5.14. INTEREST RATE PROTECTION. Maintain interest rate protection arrangements covering an amount acceptable to the Agent, on terms and conditions satisfactory to the Agent.

            (n) SECTION 6.1(a) of the Existing Credit Agreement is hereby deleted and replaced with t he following:


      (a) Debt of the Borrower under this Agreement, the Term Notes and the Revolving Notes;

            (o) SECTION 6.9 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 6.9. CAPITAL EXPENDITURES. Make or permit to be made any Capital Expenditure in any fiscal year, or commit to make any Capital Expenditure in any fiscal year, which when added to the aggregate Capital Expenditures of the Borrower and its Subsidiaries theretofore made or committed to be made in that fiscal year, would exceed the corresponding amount for such year as set forth below:


                 YEAR                         PERMITTED CAPITAL EXPENDITURES
                 ----                         ------------------------------
                 1999                                   $3,550,000
                 2000                                   $5,750,000
                 2001                                   $6,500,000
                 2002                                   $9,000,000
                 2003                                  $12,500,000
                 2004                                  $15,000,000


            (p) SECTION 6.10 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 6.10. MINIMUM CONSOLIDATED GAAP NET WORTH. As of the end of any fiscal quarter, permit Consolidated GAAP Net Worth of the Borrower and its Subsidiaries to be less than the corresponding amount for each year as set forth below:



                                                MINIMUM CONSOLIDATED GAAP
                 YEAR                                  NET WORTH
                 ----                         ------------------------------
                 2000                                  $31,000,000
                 2001                                  $32,000,000
                 2002                                  $35,000,000
                 2003                                  $40,000,000
                 2004                                  $45,000,000


            (q) SECTION 6.13 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 6.13. MINIMUM FIXED CHARGE COVERAGE. As of the end of any fiscal quarter, permit the Fixed Charge Coverage Ratio for such quarter to be less than the corresponding amount for such fiscal quarter as set forth below:


                                                              MINIMUM PERMISSIBLE
                           QUARTER ENDING DATE                FIXED CHARGE COVERAGE RATIO
                           -------------------                ---------------------------
                           6/30/00                            1.15 to 1
                           9/30/00                            1.15 to 1
                           12/31/00 and all fiscal
                           quarters thereafter                1.3 to 1


            (r) SECTION 6.18 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 6.18. INCONSISTENT AGREEMENTS. Enter into any indenture, agreement, instrument or other arrangement which (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or
(b) contains any provision which would be violated or breached by the making of Revolving Loans, the Term Loan or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

            (s) SECTION 7.1(a) of the Existing Credit Agreement is hereby deleted and replaced with the following:

      (a) (i) the Borrower shall fail to pay any principal amount of the Term Loan or any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, or (ii) the Borrower shall fail to pay any premium or interest, or any fees or other amounts payable hereunder, when due whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

            (t) SECTION 7.2 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 7.2. REMEDIES. Without limiting any other rights or remedies of the Agent or the Banks provided for elsewhere in this Agreement or any other Loan Document, or by applicable law, or in equity, or otherwise, if any Event of Default shall occur and be continuing, the Agent may, and if requested by the Required Banks shall, by notice to the Borrower, (i) declare the Commitment of each Bank to be terminated, whereupon the same shall forthwith terminate, (ii) declare all amounts owing under this Agreement, the Term Notes and the Revolving Notes (whether or not such Obligations be contingent or unmatured) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that, in the case of an Event of Default referred to in Section 7.1(f) above with respect to the Borrower, the Commitment of each Bank shall be immediately automatically terminated, and all such amounts shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

            (u) SECTION 8.4 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 8.4. FLEET AND AFFILIATES. With respect to the Term Loan and its Commitment and the Revolving Loans made by it, the Agent shall have the same rights and powers with respect to this Agreement, the Term Notes and the Revolving Notes as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and its Affiliates and any of their respective Affiliates and any Person who may do business with or own securities of the Borrower or its Affiliates all as if Fleet were not the Agent, and without any duty to account therefor to the Banks.

            (v) SECTION 9.1 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Borrower or the applicable Subsidiary, and the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, the written consent of all of the Banks shall be required for any amendment or waiver having the effect of (i) extending the Term Loan Maturity Date, extending the Revolving Loan Termination Date (except as expressly provided for herein), extending the time of payment of principal, interest or fees on the Term Loan or any Revolving Loans or reducing or forgiving the principal amount thereof (other than by repayment), decreasing the interest rate borne by the Term Loan or any Revolving Loans, increasing the amount of any Bank's Commitment over the amount then in effect (it being understood that a waiver of any Default or Event of Default or a mandatory reduction in the Commitment shall not constitute an increase in any Commitment of any Bank), or postponing or reducing any scheduled reduction of the Commitment (except as set forth herein), (ii) reducing the percentage specified in the definition of Required Banks, (iii) amending or waiving any provision of this Section 9.1, (iv) releasing any guaranty or any collateral under the Security Documents or (v) consenting to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Agreement. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            (w) SECTION 9.2 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 9.2. USURY. Anything herein to the contrary notwithstanding, the Obligations of the Borrower with respect to this Agreement, the Term Notes and the Revolving Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Banks limiting rates of interest which may be charged or collected by the Banks.

            (x) SECTION 9.3(c) of the Existing Credit Agreement is hereby deleted and replaced with the following:

      (c) The Borrower agrees to indemnify the Agent and the Banks, and their directors, officers, employees, agents and Affiliates from, and hold each of them harmless against, any and all claims, damages, liabilities, losses, costs and expenses (including without limitation, reasonable fees and disbursements of counsel) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any transaction contemplated by this Agreement or any other Loan Document, any actions or omissions of the Borrower or any Subsidiary or any of their respective directors, officers, employees or agents in connection with this Agreement or any other Loan Document, or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Term Loan or the Revolving Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            (y) SECTION 9.4 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 9.4. TERM; SURVIVAL. This Agreement shall continue in full force and effect as long as any Obligations are owing by the Borrower to the Agent or any Bank. No termination of this Agreement shall in any way affect or impair the rights and obligations of the parties hereto relating to any transactions or events prior to such termination date, and all warranties and representations of the Borrower shall survive such termination. All representations and warranties made hereunder and in any document, certificate, or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents. The obligations of the Borrower under Sections 2.11, 2.12 and 9.3 shall survive the repayment of the Term Loan, the repayment of the Revolving Loans and the termination of the Commitment of each Bank.

            (z) SECTION 9.5(a) of the Existing Credit Agreement is hereby deleted and replaced with the following:

      (a) Upon thirty (30) days prior notice to the Borrower and with the written consent of the Agent and the Borrower (which consent shall not be unreasonably withheld), each Bank may assign to one or more commercial banks or financial institutions all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion the amounts under the Term Loan owing to it, its Commitment and the amounts under the Revolving Loans owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance) with respect to such assignment shall in no event be less than $2,500,000 and shall be an integral multiple of $500,000 (or in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, any lesser increment), and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined in (c) below), an Assignment and Acceptance and a $3,500 non-refundable processing fee from the assigning Bank. Notwithstanding the foregoing, no written consent of the Borrower shall be required in connection with any assignment by a

Bank to an Affiliate of such Bank of all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a Bank party hereto and, to the extent that rights and obligations (including any portion of any Commitment) hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations (including any portion of any Commitment) hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights to indemnification under Section 9.3) and be released from its obligations under this Agreement arising after the date of assignment (and, in the case of an assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto.)

            (aa) SECTION 9.5(c) of the Existing Credit Agreement is hereby deleted and replaced with the following:

      (c) The Agent shall maintain at its address set forth on the signature pages hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Revolving Loans owing to, and the principal amount of the Term Loan owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (bb) SECTION 9.5(e) of the Existing Credit Agreement is hereby deleted and replaced with the following:

      (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of the Term Loan owing to it, its Commitment and the amounts under the Revolving Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; PROVIDED, that no Bank shall transfer or grant any participation under which the participant shall have the right to approve any amendment to or waiver of this Agreement, any Term Note or any Revolving Note, except with respect to an extension of the final maturity of Term Loan, an extension of the final maturity of the Revolving Loans or a reduction of the principal amount of or the rate of interest payable on the Term Loan or the Revolving Loans or any fees related thereto.

            (cc) SECTION 9.12 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 9.12. INTEGRATION. This Agreement, the Term Notes, the Revolving Notes, the CORE Pledge Agreement, the CORE Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement and the Trademark Security Agreement set forth the entire agreement between the parties hereto relating to the transactions contemplated hereby and thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

            (dd) SECTION 9.16 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      Section 9.16. REPLACEMENT TERM NOTE OR REVOLVING NOTE. Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of such Bank's Term Note or Revolving Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Term Note, Revolving Note or other security document, the Borrower will issue, in lieu thereof, a replacement Term Note, Revolving Note or other security document in the same principal amount thereof and otherwise of like tenor.

            (ee) SECTION 9.17 of the Existing Credit Agreement is hereby deleted and replaced with the following:

      SECTION 9.17. BORROWER'S WAIVERS. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT AND THAT IT KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE TERM NOTES, THE REVOLVING NOTES, THE OTHER LOAN DOCUMENTS, OR ANY OF THE BORROWER'S DOCUMENTS RELATED THERETO AND THE ENFORCEMENT OF ANY OF THE AGENT'S OR ANY BANK'S RIGHTS AND REMEDIES OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANKS TO MAKE THE REVOLVING LOANS.

            (ff) SCHEDULE 1.1 ("Commitments and Lending Offices") to the Existing Credit Agreement is hereby deleted and replaced with Schedule 1.1 hereto.

            (gg) EXHIBIT C ("Officer's Certificate") to the Existing Credit Agreement is hereby deleted and replaced with Exhibit C hereto.

            (hh) EXHIBIT E ("Acceptance and Assignment") to the Existing Credit Agreement is hereby deleted and replaced with Exhibit E hereto.

            (ii) EXHIBIT K hereto ("Term Note") is added to the Existing Credit Agreement as Exhibit K thereto.

            (jj) EXHIBIT L hereto ("Term Loan Eurodollar Election") is added to the Existing Credit Agreement as Exhibit L thereto.

      Section 1.2 CONDITIONS OF EFFECTIVENESS. This First Amendment shall become effective as of June 30, 2000 (the "Amendment Effective Date") when, and only if, the Agent shall have received on or before July 20, 2000 (the "Closing Date") a counterpart of this First Amendment executed by the Borrower and the Banks and the following other conditions shall have been satisfied on or before said date:

            (a) Fleet shall have received a duly completed and executed Revolving Note of the Borrower in the amount of Fleet's Commitment in the form of EXHIBIT A to the Existing Credit Agreement, and a duly completed and executed Term Note of the Borrower in the amount of $8,621,627.50 in the form of EXHIBIT L hereto;

            (b) Union Bank shall have received a duly completed and executed Revolving Note of the Borrower in the amount of Union Bank's Commitment in the form of EXHIBIT A to the Existing Credit Agreement, and a duly completed and executed Term Note of the Borrower in the amount of $5,878,372.50 in the form of EXHIBIT L hereto;

            (c) the Agent shall have received (with a copy for each of the Banks) a certificate of a Senior Officer of the Borrower dated the Closing Date and stating that:

                  (i) the representations and warranties contained in Article 4 of the Existing Credit Agreement and in the other Loan Documents are correct on and as of the date of such certificate as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                  (ii) no Event of Default or Default has occurred and is continuing or would result from the signing of this First Amendment or the transactions contemplated hereby; and

                  (iii) there has been no material adverse change in the financial conditions, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, since December 31, 1999, the date of the last audited financial statements furnished to the Agent;

      (d) the Agent shall have received amendments to each of the Security Documents extending the security interest granted thereby to the indebtedness owned under the Term Notes;

      (e) the Agent shall have received the executed legal opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel to the Borrower, in a form acceptable to the Agent and its special counsel;

      (f) the Agent shall have received copies of any amendments to the articles of incorporation and by-laws of the Borrower and each Subsidiary, which have been authorized or became effective since February 28, 2000, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary, as applicable;

      (g) the Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower, authorizing the execution, delivery and performance by the Borrower of this First Amendment and the amendments to the Security Documents to which the Borrower is a party, certified by the Secretary or an Assistant Secretary of the Borrower, which certificate shall be dated the Closing Date and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded, and a copy of the resolutions, in form and substance satisfactory to the Agent, of each of Board of Directors of each Subsidiary, authorizing the execution, delivery and performance of the amendments to the Security Documents, which certificate shall be dated the Closing Date and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

      (h) all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this First Amendment shall be satisfactory in form and substance to the Agent and the Agent shall have received any and all other information and documents with respect to the Borrower which it may reasonably request;

      (i) Fleet shall have received payment of an amendment fee in the amount set forth in a letter agreement dated as of June 30, 2000 between Fleet and the Borrower; and

      (j) Union Bank shall have received payment of an amendment fee in the amount set forth in a letter agreement dated as of June 30, 2000 between Fleet and the Borrower; and

      (k) Day, Berry & Howard LLP, special counsel to the Agent and Fleet, shall have received payment of its legal fees and disbursements relating to this First Amendment.

      Section 1.3 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents as follows:

      (a) The execution, delivery and performance by the Borrower of this First Amendment and the amendments to the Security Documents to which the Borrower is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its shareholders;
(b) violate any provisions of its certificate of incorporation or by-laws; (c) violate any provision of or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (d) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

      (b) The representations and warranties contained in Article 4 of the Existing Credit Agreement, as amended by this First Amendment, are correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

      (c) No Event of Default or Default has occurred and is continuing or would result from the signing of this First Amendment or the transactions contemplated hereby.

      (d) There has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, if any, since the date of the last financial statements furnished to the Agent.

      (e) No actions, suits or proceedings or investigations are pending or, as far as the Borrower can reasonably foresee, threatened against or affecting the Borrower or any Subsidiary, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate have a Materially Adverse Effect.

      (f) No information, exhibit or report furnished in writing by or on behalf of the Borrower or any officer or director of the Borrower to the Agent in connection with the negotiation of, or pursuant to the terms of this First Amendment, contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

      Section 1.4 Reference to and Effect on the Existing Credit Agreement.

      (a) Upon the effectiveness of this First Amendment, on and after the date hereof, each reference in the Existing Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of the like import shall mean and be a reference to the Existing Credit Agreement as amended hereby.

      (b) Except as specifically amended above, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      (c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Banks under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement.

      Section 1.5 COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, execution and delivery of this First Amendment including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and Fleet with respect thereto.

      Section 1.6 EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      Section 1.7 GOVERNING LAW. This First Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

      Section 1.8 DEFINED TERMS. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

      Section 1.9 CANCELLATION OF EXISTING NOTES. Upon receipt of the Revolving Notes and the Term Notes described in Section 1.2(a) and (b) hereof, the Banks shall return to the Borrower the Revolving Notes previously delivered to them pursuant to the Existing Credit Agreement (the "Existing Revolving Notes"), and such Existing Revolving Notes shall be marked "CANCELLED."

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   CORE, INC.



                                   By  /s/ William E. Nixon
                                     ------------------------------------------
                                   Name:   William E. Nixon
                                   Title:  EVP & CFO


                                   FLEET NATIONAL BANK, AS AGENT



                                   By  /s/ Holly A. O'Neill
                                     ------------------------------------------
                                   Name:   Holly A. O'Neill
                                   Title:  Bank Officer


                                   BANKS:

                                   FLEET NATIONAL BANK



                                   By  /s/ Holly A. O'Neill
                                     ------------------------------------------
                                   Name:   Holly A. O'Neill
                                   Title:  Bank Officer



                                   UNION BANK OF CALIFORNIA




                                   By  /s/ Kim Ha
                                     ------------------------------------------
                                   Name:   Kim Ha
                                   Title:  Vice President